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                                                                    EXHIBIT 99.1

[FRONT OF PROXY CARD]
                                                                PRELIMINARY COPY

                          NATIONAL ENERGY GROUP, INC.
                        4925 GREENVILLE AVE., STE. 1400
                                DALLAS, TX 75206

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Miles D. Bender and Randall A. Carter, and each of them, with full power of substitution, to vote all of the shares of capital stock of National Energy Group, Inc. ("NEG") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Senator's Lecture Hall, Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas 75207, at 10:00 a.m., Central Time, Thursday, August 29, 1996, and at any adjournment thereof, as indicated below:

1. A proposal to issue shares of NEG Common Stock in connection with the merger (the "Merger") of Alexander Energy Corporation ("Alexander") with and into NEG-OK, Inc., a wholly-owned subsidiary of NEG ("NEG-OK"), and to approve the Merger and the related Agreement and Plan of Merger dated as of June 6, 1996, as amended as of June 20, 1996, among NEG, Alexander and NEG-OK, pursuant to which each share of Alexander Common Stock outstanding immediately prior to the Merger (other than dissenting shares) and all associated rights for such share will be converted into the right to receive 1.7 shares of NEG Common Stock.

                      FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

2.     Election of Directors

       [ ]   FOR all nominees listed below
             (except as marked to the contrary)

       [ ]   WITHHOLD AUTHORITY to vote
             for all nominees listed below

       Nominees:  George B. McCullough, Norman C. Miller, Miles D. Bender,
                  Robert H. Kite and George N. McDonald

       (INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE,
                       LINE THROUGH THE NOMINEE'S NAME AS IT APPEARS ABOVE.)

3. A proposal to amend the NEG Certificate of Incorporation to eliminate the authorization of the Class B Common Stock, to change the name of the Class A Common Stock to "Common Stock," to increase the number of authorized shares of Common Stock from 50 million to 100 million shares and to extend from June 14, 1997 to June 14, 1999, the period during which NEG may not redeem the NEG Series B Preferred Stock and the NEG Series C Preferred Stock.

                      FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

4. Ratification of the selection of Ernst & Young LLP as NEG's independent auditors for the current fiscal year ended December 31, 1996; and

                      FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

5. At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
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[BACK OF PROXY CARD]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 3 AND 4 FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 2 ABOVE.


This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

The undersigned hereby acknowledges receipt of the Proxy Statement dated July 31, 1996.

                                       Dated          , 1996
                                             ---------


                                       -----------------------------------------
                                       (Signature of Shareholders)




                                       -----------------------------------------
                                       (Signature of Shareholders)
                                       Please date, sign and mail promptly in
                                       the enclosed envelope.  Please sign
                                       exactly as your name appears hereon.
                                       Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.